Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of an
Upsized Offering of Additional 6.5% Senior Notes due 2021

DENVER—March 2, 2011—MarkWest Energy Partners, L.P. (NYSE:MWE and the “Partnership”) and its subsidiary, MarkWest Energy Finance Corporation, announced today that they have priced, at 99.5 percent of par to yield 6.567%, an upsized offering of an additional $200 million in aggregate principal amount of their 6.5% senior unsecured notes due 2021 (the “Additional Notes”). The offering of the Additional Notes is expected to settle on March 10, 2011, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the Additional Notes offering to purchase approximately $165.5 million aggregate principal amount of its 8.75% senior notes due 2018 (CUSIP No. 570506AH8), pursuant to its previously announced cash tender offer for the notes and to repay borrowings outstanding under the Partnership’s revolving credit facility or to provide working capital for general partnership purposes.  In the event that the tender offer is not consummated, all the net proceeds from the offering will be used to repay borrowings outstanding under the credit facility or to provide working capital for general partnership purposes.

On February 24, 2011, the Partnership completed a public offering of $300 million of its 6.5% Senior Notes due 2021.  The Additional Notes and the notes issued on February 24, 2011, will be treated as a single class of debt securities under the indenture.

Barclays Capital is acting as sole book-running manager for the Additional Notes offering. The Additional Notes offering is being made only by means of a prospectus supplement and accompanying base prospectus.  A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriter as follows:

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The Additional Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Additional Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.